UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2015

LUBY'S, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-8308 (Commission File Number)	74-1335253 (I.R.S. Employer Identification No.)

13111 Northwest Freeway, Suite 600 Houston, Texas (Address of principal executive offices)	77040 (Zip Code)

Registrant’s telephone number, including area code: (713) 329-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Grants of Incentive Stock Options and Restricted Stock Units for Executive Officers

On November 11, 2015, pursuant to the Luby’s Incentive Stock Plan, the Board of Directors of Luby’s, Inc. approved grants of options to purchase the Company’s common stock for the following executive officers: Peter Tropoli, the Company’s Chief Operating Officer (59,707 options) and K. Scott Gray, the Company’s Senior Vice President and Chief Financial Officer (45,573 options). The exercise price of the stock options is the closing market price on the date of the grant, $4.89, and the options vest over three years: 50% on the first anniversary of the grant date, 25% on the second anniversary of the grant date, and 25% on the third anniversary of the grant date. Vested options must be exercised within 10 years of grant.

The Board also approved grants of the Company’s common stock in the form of restricted stock units to Mr. Tropoli and Mr. Gray. Mr. Tropoli received 23,443 shares of restricted stock units and Mr. Gray received 17,894 shares of restricted stock units. The restricted stock units fully vest and become unrestricted on November 11, 2018. The restricted stock is valued at the closing price of the Company’s Common Stock of $4.89 per share on November 11, 2015.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Form of Incentive Stock Option Award Agreement

Exhibit 10.2	Form of Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2015		LUBY'S, INC.

	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Form of Incentive Stock Option Award Agreement

Exhibit 10.2	Form of Restricted Stock Unit Agreement